UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2012

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 3 and June 4, 2012, The Cooper Companies, Inc. issued press releases in the United States and Norway to announce it has made a voluntary tender offer to acquire all the issued and outstanding shares and warrants of Origio a/s, Oslo Stock Exchange (OSE: ORO), for NOK 28 per share. The tender offer is set to expire June 22, 2012, unless the tender offer is extended. Copies of the United States and Norway press releases are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report and incorporated by reference herein.

On June 4, 2012, The Cooper Companies, Inc. will hold an open conference call to discuss the voluntary tender offer to acquire all the issued and outstanding shares and warrants of Origio a/s. A copy of that presentation is furnished as Exhibit 99.3 to this Current Report and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

Internet addresses in the releases and presentation are for information purposes only and are not intended to be hyperlinks to other The Cooper Companies, Inc. information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release dated June 3, 2012, of The Cooper Companies, Inc.

99.2	Press release dated June 4, 2012, of The Cooper Companies, Inc.

99.3	Investor presentation dated June 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Rodney E. Folden
Rodney E. Folden
Vice President and Corporate Controller (Principal Accounting Officer)

Dated: June 3, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated June 3, 2012, of The Cooper Companies, Inc.

99.2	Press release dated June 4, 2012, of The Cooper Companies, Inc.

99.3	Investor presentation dated June 4, 2012.